Exhibit 99.2


Statement Furnished Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002, 18 U.S.C. Section 1350


         The undersigned, Robert C. Shreve, Jr., is the President, Chief Executive Officer and Chief Finanical Officer of Avatar Systems Inc. (the "Company").


         This statement is being furnished in connection with the filing by the Company of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002. (the "Report").


         By execution of this statement, I certify that:

         (A) the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d) and

         (B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.


         This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Act of 1934, as amended.

         A signed original of this written statement required by Section 906 has been provided to Avatar Systems Inc. and will be retained by Avatar Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                                                    AVATAR SYSTEMS, INC.

Dated: March 28, 2003                               By: /s/ROBERT C. SHREVE, JR.
                                                       -------------------------

                                                         Robert C. Shreve, Jr.
                                                        Chief Executive Officer
                                                        Chief Financial Officer